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                                                                    EXHIBIT 3.47

                         CERTIFICATE OF INCORPORATION

                                      OF

                          LANDBANK REMEDIATION CORP.

                     _____________________________________

     FIRST. The name of this corporation shall be:

                          LANDBANK REMEDIATION CORP.

     SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is CORPORATE AGENTS, INC.

     THIRD. The purpose or purposes of the corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

One Thousand Five Hundred (1,500) shares with no par value.

     FIFTH. The name and mailing address of the incorporator is as follows:

                  Sylvia M. Greer
                  Corporate Agents, Inc.
                  1013 Centre Road
                  Wilmington, DE  19805

     SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this nineteenth day of October, A.D. 1994.


                                         /s/ Sylvia M. Greer
                                     ----------------------------------
                                     Sylvia M. Greer
                                     Incorporator